Filed Pursuant to Rule 424(b)(7)
Registration No. 333-284878

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PROSPECTUS SUPPLEMENT
(to Prospectus dated February 12, 2025)
Recursion Pharmaceuticals, Inc.
Up to 2,397,023 Shares of Class A Common Stock Offered by the Selling Stockholder
We are registering the proposed resale or other disposition from time to time of up to 2,397,023 shares of our Class A Common Stock, par value $0.00001 per share (the “Shares”), by the selling stockholder identified in this prospectus supplement. The Shares were issued to the selling stockholder in connection with the transactions contemplated by the Purchase Agreement described below. We relied upon the exemption from registration provided by section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder with respect to the initial issuance of the Shares.
To the extent that the selling stockholder resells any of the Shares, the selling stockholder may be required to provide you with this prospectus identifying and containing specific information about the selling stockholder and the amount and terms of the securities being offered. You should read this prospectus supplement and the accompanying prospectus before you invest.
On July 8, 2025, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Exscientia Ventures I, Inc., our indirect wholly-owned subsidiary (“Buyer Sub”), Rallybio Corporation (“Rallybio”), and Rallybio IPB, LLC, a wholly-owned subsidiary of Rallybio (the “Seller”), pursuant to which Buyer Sub acquired 50% of the issued and outstanding membership interests (the “Membership Interests”) of RE Ventures I, LLC (the “ENPP1 JV”) from the Seller in exchange for cash and the issuance of shares of our Class A Common Stock (the “Acquisition”). On July 8, 2025, we issued to the Seller an aggregate of 1,457,952 shares of our Class A Common Stock, as partial consideration for the acquisition of the Membership Interests. In addition, under the Purchase Agreement, we agreed to issue additional Shares to the Seller (the “Contingent Shares”) as additional contingent consideration for the Acquisition if certain milestones with respect to the compound developed by the ENPP1 JV (the “Milestones”) were satisfied. On August 25, 2025 the Milestones were satisfied, and on August 27, 2025 we issued to the Seller an aggregate of 2,397,023 shares of our Class A Common Stock as additional consideration for the Acquisition, calculated by dividing $12,500,000 by a per share price of $5.2148, which is the volume weighted average price of our Class A Common Stock over the seven consecutive trading days ending on (and inclusive of) August 22, 2025.
The selling stockholder may sell some, all, or none of the Shares offered by this prospectus supplement from time to time on Nasdaq Global Select Market or any other stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See the section titled “Plan of Distribution” and “Use of Proceeds” for additional information. The selling stockholder is expected to receive the net proceeds from the sale of the Shares by the selling stockholder. As described in the section titled “Description of the Private Placement,” under the terms of the Purchase Agreement, the selling stockholder is required to pay us in cash the amount by which the proceeds of the sale of the Shares exceed a certain value. We do not expect to receive any significant proceeds related thereto.
We are registering the resale of the Shares pursuant to certain registration provisions in the Purchase Agreement.
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.” On August 29, 2025, the closing price for our Class A Common Stock, as reported on the Nasdaq Global Select Market, was $4.70 per share. Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101.

Investing in our Class A Common Stock involves significant risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-3 of this prospectus supplement and the information included and incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our Class A Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus supplement dated August 29, 2025.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

This prospectus supplement and accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3ASR (File No. 333-284878) that we filed on February 12, 2025 with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We and the selling stockholder have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholder is offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Class A Common Stock.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any Class A Common Stock other than the Class A Common Stock described herein or an offer to sell or the solicitation of an offer to buy such Class A Common Stock in any circumstances in which such offer or solicitation is unlawful.
Unless the context otherwise indicates, references in this prospectus supplement to “Recursion,” the “Company,” “we,” “our” and “us” refer, collectively, to Recursion Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein and therein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus, including the matters set forth under the sections of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference therein titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.
Company Overview
We are a leading clinical stage TechBio company decoding biology to radically improve lives. We aim to achieve our mission by industrializing drug discovery using the Recursion Operating System (OS), a vertical platform of diverse technologies that enables us to map and navigate trillions of biological, chemical and patient-centric relationships utilizing approximately 65 petabytes of proprietary data. The Recursion OS integrates ‘Real World’ data generated in our own wet-laboratories or by select partners and a ‘World Model’ which is a collection of AI computational models we also build in-house. Today, our scaled ‘wet-lab’ biology, chemistry and patient-centric experimental data feed our ‘dry-lab’ computational tools to identify, validate and translate therapeutic insights, which we can then validate in our wet-lab to both advance drug discovery programs and to generate data to further refine our world model.
Corporate Information and History
We were formed in Delaware as a limited liability company in November 2013 under the name Recursion Pharmaceuticals, LLC. In September 2016, we converted to a Delaware corporation and subsequently changed our name to Recursion Pharmaceuticals, Inc. Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101. Our telephone number is (385) 269-0203. Our website is www.recursion.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase shares of our Class A Common Stock.
We use the Recursion logo and other marks as trademarks in the United States and other countries. This prospectus supplement and the accompanying prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the TM symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

The Offering

Class A Common Stock offered by the selling stockholder in this offering	2,397,023 shares of our Class A Common Stock

Use of proceeds	The selling stockholder is expected to receive the net proceeds from the sale of the Shares by the selling stockholder. Under the terms of the Purchase Agreement the selling stockholder is required to pay us in cash the amount by which the proceeds of the sale of the Shares exceed a certain value; we do not expect to receive any significant proceeds related thereto. See the section titled “Use of Proceeds.”

Nasdaq Global Select Market symbol	“RXRX”
DESCRIPTION OF THE PRIVATE PLACEMENT
On July 8, 2025, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Exscientia Ventures I, Inc., our indirect wholly-owned subsidiary (“Buyer Sub”), Rallybio Corporation (“Rallybio”), and Rallybio IPB, LLC, a wholly-owned subsidiary of Rallybio (the “Seller”), pursuant to which Buyer Sub purchased 50% of the issued and outstanding membership interests (the “Membership Interests”) of RE Ventures I, LLC (the “ENPP1 JV”) from the Seller in exchange for cash and the issuance of shares of our Class A Common Stock (the “Acquisition”). Pursuant to the Purchase Agreement, on July 8, 2025, we issued to the Seller an aggregate of 1,457,952 shares of our Class A Common Stock, as partial consideration for the acquisition of the Membership Interests. In addition, under the Purchase Agreement, we agreed to issue additional Shares to the Seller (the “Contingent Shares”) as additional contingent consideration for the Acquisition if certain milestones with respect to the compound developed by the ENPP1 JV (the “Milestones”) were satisfied. On August 25, 2025 the Milestones were satisfied, and on August 27, 2025 we issued to the Seller an aggregate of 2,397,023 shares of our Class A Common Stock as additional consideration for the Acquisition, calculated by dividing $12,500,000 by a per share price of $5.2148, which is the volume weighted average price of our Class A Common Stock over the seven consecutive trading days ending on (and inclusive of) August 22, 2025 (the “Private Placement”).
For a detailed description of the transactions contemplated by the Purchase Agreement with the selling stockholder and the securities issued pursuant thereto, see the sections titled “Description of the Private Placement” and “Selling Stockholder.” We filed this prospectus supplement to our registration statement on Form S-3ASR, of which this prospectus supplement forms a part, to fulfill certain contractual obligations under the Purchase Agreement to provide for the resale by the selling stockholder of the shares of Class A Common Stock offered hereby.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus supplement, as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition, results of operations and prospects could be materially and adversely affected by the realization of any of these risks. The trading price of our Class A Common Stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is on file with the SEC and is incorporated herein by reference, as updated by our subsequent annual reports, (ii) our subsequent Quarterly Reports on Form 10-Q, and (iii) other documents we subsequently file with the SEC that are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement contain statements, estimates and projections that are “forward-looking statements” as defined under U.S. federal securities laws, including Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our beliefs, projections and predictions about future events or our future performance, and speak only as of the date we make them. You can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “will” or the negative or plural of these terms or other similar expressions or phrases, including references to assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Some of these risks are described more fully under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, in this prospectus supplement under the heading “Risk Factors” below, and elsewhere in documents we file with the SEC, which are incorporated by reference in this prospectus supplement. In addition to these risks and uncertainties, important factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

•our research and development programs;
•the initiation, timing, progress, results, and cost of our current and future preclinical and clinical studies, including statements regarding the design of, and the timing of initiation and completion of, studies and related preparatory work, as well as the period during which the results of the studies will become available and key milestones will be met;
•our ability to use our combined assets from our business combination with Exscientia to create a fully integrated, technology first drug discovery platform;
•the timing and likelihood of our ability to shift our web lab from a source of data generation to a model for validating data from AI-generated results;
•the ability and willingness of our collaborators to continue research and development activities relating to our development candidates and investigational medicines;
•future agreements with third parties in connection with the commercialization of our investigational medicines and any other approved product;
•the timing, scope, or likelihood of regulatory filings and approvals, including the timing of Investigational New Drug applications and final approval by the U.S. Food and Drug Administration, or FDA, of our current drug candidates and any other future drug candidates, as well as our ability to maintain any such approvals;
•the timing, scope, or likelihood of foreign regulatory filings and approvals, including our ability to maintain any such approvals;
•the size of the potential market opportunity for TechBio companies, including the expected impact of AI-enabled technologies;
•the size of the potential market opportunity for our drug candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;
•our ability to identify viable new drug candidates for clinical development and the rate at which we expect to identify such candidates, whether through an inferential approach or otherwise;
•our expectation that the assets that will drive the most value for us are those that we will identify in the future using our datasets and tools;
•our ability to develop and advance our current drug candidates and programs into, and successfully complete, clinical studies;

•our ability to reduce the time or cost or increase the likelihood of success of our research and development relative to the traditional drug discovery paradigm, including the use of data sets from our partners to accelerate the development of our AI-enabled technologies;
•our ability to improve, and the rate of improvement in, our infrastructure, datasets, biology, technology tools and drug discovery platform, and our ability to realize benefits from such improvements;
•our ability to effectively use machine learning and artificial intelligence in our drug development process;
•our ability to leverage our collaborations and partnerships to develop our products and grow our business;
•our expectations related to the performance and benefits of our BioHive-2 supercomputer, Recursion OS, and our digital chemistry platform;
•our ability to realize a return on our investment of resources and cash in our drug discovery collaborations;
•our ability to integrate acquired businesses with our existing programs and platform and realize a return on acquired assets;
•our ability to leverage datasets acquired through licenses with third parties, including with Tempus, into increased machine learning capabilities, novel genetic associations and mechanisms, innovative therapeutics, or other beneficial outcomes;
•our ability to integrate acquired businesses with our existing programs and platform and realize a return on acquired assets;
•our ability to leverage datasets acquired through licenses with third parties, including with Tempus, into increased machine learning capabilities, novel genetic associations and mechanisms, innovative therapeutics, or other beneficial outcomes;
•our ability to sell or license assets and re-invest proceeds into funding our long-term strategy;
•our ability to scale like a technology company and to add more programs to our pipeline each year;
•our ability to acquire and generate datasets to train and develop our AI-enabled technologies;
•our ability to successfully compete in a highly competitive market;
•our manufacturing, commercialization and marketing capabilities and strategies;
•our plans relating to commercializing our drug candidates, if approved, including the geographic areas of focus and sales strategy;
•our expectations regarding the approval and use of our drug candidates in combination with other drugs;
•the rate and degree of market acceptance and clinical utility of our current drug candidates, if approved, and other drug candidates we may develop;
•our competitive position and the success of competing approaches that are or may become available, including with respect to our AI-enabled technologies;
•our estimates of the number of patients that we will enroll in our clinical trials and the timing of their enrollment;
•the beneficial characteristics, safety, efficacy and therapeutic effects of our drug candidates;
•our plans for further development of our drug candidates, including additional indications we may pursue;
•our ability to adequately protect and enforce our intellectual property and proprietary technology, including the scope of protection we are able to establish and maintain for intellectual property rights covering our current drug candidates and other drug candidates we may develop, receipt of patent protection, the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, the protection of our trade secrets, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;
•the impact of any intellectual property disputes and our ability to defend against claims of infringement, misappropriation, or other violations of intellectual property rights;
•our ability to keep pace with new technological developments, including with respect to AI;
•our ability to utilize third-party open source software and cloud-based infrastructure, on which we are dependent;
•the adequacy of our insurance policies and the scope of their coverage;
•the potential impact of a pandemic, epidemic, or outbreak of an infectious disease, such as COVID-19, or natural disaster, global political instability or warfare, and the effect of such outbreak or natural disaster, global political instability or warfare on our business and financial results;
•our ability to achieve net-zero greenhouse gas emissions across our operations;
•our ability to maintain our technical operations infrastructure to avoid errors, delays, or cybersecurity breaches;

•our continued reliance on third parties to conduct additional clinical trials of our drug candidates, and for the manufacture of our drug candidates for preclinical studies and clinical trials;
•our ability to obtain and negotiate favorable terms of, any collaboration, licensing, or other arrangements that may be necessary or desirable to research, develop, manufacture, or commercialize our platform and drug candidates;
•the pricing and reimbursement of our current drug candidates and other drug candidates we may develop, if approved;
•our estimates regarding expenses, future revenue, capital requirements and need for additional financing;
•our financial performance;
•the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;
•our ability to raise substantial additional funding;
•the impact of current and future laws and regulations, and our ability to comply with all regulations that we are, or may become, subject to;
•the need to hire additional personnel and our ability to attract and retain such personnel;
•the impact of any current or future litigation, which may arise during the ordinary course of business and be costly to defend;
•our ability to maintain effective internal control over financial reporting and disclosure controls and procedures, including our ability to remediate the material weakness in internal control over financial reporting;our anticipated use of our existing resources and the net proceeds from our public offerings; and
•other risks and uncertainties, including those listed in the section titled “Risk Factors.”

Any forward-looking statements in this prospectus supplement reflect our current views with respect to future events and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under Part II, Item 1A, Risk Factors and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q , and our Current Reports on Form 8-K, and the section of this prospectus supplement entitled “Risk Factors.” Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
This prospectus supplement and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information provided. Unless otherwise expressly stated, we obtained this industry information, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in each case, from sources we consider to be reliable, and in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

USE OF PROCEEDS

The selling stockholder is expected to receive the net proceeds from the sale of the Shares by the selling stockholder. As described in the section titled “Description of the Private Placement,” under the terms of the Purchase Agreement, the selling stockholder is required to pay us in cash the amount by which the proceeds of the sale of the Shares exceed a certain value. We do not expect to receive any significant proceeds related thereto. Any such proceeds received by us will be used for general corporate purposes.

All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholder are expected to be borne by the selling stockholder, except to the extent reimbursed by us under certain circumstances pursuant to the terms of the Purchase Agreement as described in the section titled “Description of the Private Placement.”

DESCRIPTION OF THE PRIVATE PLACEMENT

On July 8, 2025, Recursion, Buyer Sub, Rallybio, and the Seller entered into the Purchase Agreement. Pursuant to the Purchase Agreement, on July 8, 2025, Buyer Sub acquired 50% of the Membership Interests of the ENPP1 JV from the Seller in exchange for cash and shares of our Class A Common Stock (the “Acquisition”). Prior to the closing of the Acquisition, we indirectly held 50% of the Membership Interests of the ENPP1 JV. As a result of the Acquisition, the ENPP1 JV is an indirect wholly-owned subsidiary of the Company.
Pursuant to the Purchase Agreement, on July 8, 2025, we issued to the Seller an aggregate of 1,457,952 shares of our Class A Common Stock as partial consideration for the Acquisition (the “Initial Shares”), calculated by dividing $7,500,000 by a per share price of $5.1442, which is the volume weighted average price of our Class A Common Stock over the seven consecutive trading days ending on July 7, 2025, the last trading day before the execution of the Purchase Agreement.
In addition, under the Purchase Agreement, we agreed to issue additional Shares to the Seller (the “Contingent Shares”) as additional contingent consideration for the Acquisition if certain milestones with respect to the compound developed by the ENPP1 JV (the “Milestones”) were satisfied. On August 25, 2025 the Milestones were satisfied, and on August 27, 2025 we issued to the Seller an aggregate of 2,397,023 shares of our Class A Common Stock as additional consideration for the Acquisition, calculated by dividing $12,500,000 by a per share price of $5.2148, which is the volume weighted average price of our Class A Common Stock over the seven consecutive trading days ending on (and inclusive of) August 22, 2025. The Purchase Agreement also provides that if the Seller sells the Contingent Shares in full within 15 trading days following the date of this prospectus supplement at then-prevailing market prices and the net proceeds (subject to a limitation on the amount of Seller’s expenses of $350,000 in the aggregate with respect to the sale by the Seller of the Initial Shares and the Contingent Shares) from such sales are less than $12,500,000, then we are required to pay to the Seller an amount in cash equal to the amount by which such net proceeds are less than $12,500,000. As a result, under these circumstances, we would reimburse the Seller’s expenses up to $350,000 in the aggregate with respect to the sale by the Seller of the Initial Shares and the Contingent Shares. If the net proceeds from such sales exceed $12,500,000, then the Seller is required to pay us an amount in cash equal to the amount by which such proceeds exceed $12,500,000.
Notwithstanding anything to the contrary in the Purchase Agreement; the aggregate number of Shares that we may issue in connection with all payments under the Purchase Agreement shall not exceed 19.9% of (i) the aggregate total of shares of our Class A Common Stock and our Class B Common Stock outstanding on July 7, 2025 or (ii) the aggregate total of shares of our Class A Common Stock and our Class B Common Stock outstanding the date immediately preceding the date of issuance of any Shares issued pursuant to the Purchase Agreement, whichever is less (the “Share Maximum”). To the extent any issuance of equity consideration required to be made to the Seller under the Purchase Agreement would exceed the Share Maximum, such payments will be made in cash.
In connection with the issuance of the Shares under the Purchase Agreement, we agreed to use commercially reasonable efforts to, as promptly as practicable following the issuance to the Seller of Shares under the Purchase Agreement, file a registration statement (or if we are a well-known seasoned issuer as of the filing date, an automatic shelf registration statement or a prospectus supplement to an effective automatic shelf registration statement that will become effective upon filing with the SEC pursuant to Rule 462(e)) with the Securities and Exchange Commission (the “SEC”) providing for the resale by the Seller of such issued Shares. After such registration, we have agreed to use commercially reasonable efforts to keep such registration statement effective, subject to limited exceptions, until such date that all Shares covered by such registration statement have been sold thereunder or may be sold without restriction or volume limitation under Rule 144 as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). We have filed this prospectus supplement to fulfill certain obligations under the Purchase Agreement.

SELLING STOCKHOLDER
This prospectus supplement covers the resale or other disposition from time to time by the selling stockholder of up to 2,397,023 shares of our Class A Common Stock that were issued to the selling stockholder by us in the Private Placement. For a description of the Private Placement, see the section titled “Description of the Private Placement.” As used in this prospectus supplement, the term “selling stockholder” includes the Seller, together with its respective pledgees, assignees, donees, transferees or successors-in-interest.
We are registering the offer and sale of the Shares held by the selling stockholder to satisfy certain registration obligations that we granted the selling stockholder in connection with the transactions contemplated by the Purchase Agreement, including the issuance of the Shares to the Seller. Pursuant to the Purchase Agreement, we have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus supplement is a part, effective until the earlier to occur of: (i) the date that all registrable securities covered by such registration statement have been sold and (ii) the date on which all of the Shares may be sold without restriction or volume limitation under Rule 144 as promulgated by the SEC under the Securities Act.
The following table sets forth (i) the name of the selling stockholder, (ii) the number of shares of our Class A Common Stock beneficially owned by the selling stockholder, including the Shares issued in the Private Placement, (iii) the number of Shares that may be offered under this prospectus supplement and (iv) the number of shares of our Class A common stock that would be beneficially owned by the selling stockholder assuming all of the Shares covered hereby are sold.
Other than as stated above, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holder named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The selling stockholder may sell some, all or none of the Shares offered by this prospectus from time to time. We do not know how long the selling stockholder will hold the Shares covered hereby before selling them and, except as set forth in the Purchase Agreement, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any Shares. See the section titled “Use of Proceeds” for additional information. The registration of the Shares does not necessarily mean that the selling stockholder will sell all or any portion of the Shares covered by this prospectus supplement.
The information set forth in the table below is based on 427,312,960 shares of our Class A Common Stock and 6,838,575 shares of our Class B Common Stock outstanding as of July 30, 2025, plus the 2,397,023 shares of Class A Common Stock issued to the selling stockholder, and assumes the selling stockholder disposes of all of the Shares covered by this prospectus supplement and does not acquire beneficial ownership of any additional shares of common stock. The information contained in the table below in respect of the selling stockholder has been obtained from the selling stockholder and has not been independently verified by us, other than the calculation of the percentage of shares of common stock owned prior to and after the offering.

	Shares Beneficially Owned Prior to this Offering				% of Total Voting Power Before this Offering(1)	Number of Shares of Class A Common Stock Being Offered(2)	Shares Beneficially Owned After this Offering					% of Total Voting Power After this Offering(1)
	Class A		Class B				Class A			Class B
Name and Address of Beneficial Owner	Shares^	%	Shares	%			Shares		%	Shares	%
Rallybio IPB, LLC	2,397,023	*	—	—	*	2,397,023	—	—	—	—	—	—

(1)	Percentage of total voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, as a single class. The holders of Class B Common Stock are entitled to ten votes per share, and holders of Class A Common Stock are entitled to one vote per share.
(2)	The amounts set forth in this column are the numbers of shares of Class A Common Stock that may be offered by the selling stockholder using this prospectus supplement.
*	Represents less than 1%.

PLAN OF DISTRIBUTION
We are registering the shares of our Class A Common Stock issued to the selling stockholder to permit the resale of these shares of Class A Common Stock by the holders from time to time on and after the date of this prospectus supplement. As described in the section titled “Description of the Private Placement,” under the terms of the Purchase Agreement, the selling stockholder is required to pay us in cash the amount by which the proceeds of the sale of the Shares exceed a certain value; we do not expect to receive any significant proceeds related thereto. We will bear all fees and expenses incident to our obligation to register the Shares.
The selling stockholder, which as used herein includes donees, pledgees, assignees, transferees and other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus supplement from a selling stockholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock or interests in shares of Class A Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
Sales of shares of our Class A Common Stock by the selling stockholder named in this prospectus supplement may be made from time to time in one or more transactions in the over-the-counter market, on any exchange or quotation system on which shares of our common stock may be listed or quoted, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares may be offered directly, to or through agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the shares may be sold include:
•block trades (which may involve crosses) in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker or dealer as principal and resales by the broker or dealer for its own account pursuant to this prospectus supplement;
•exchange distributions or secondary distributions in accordance with the rules of the applicable exchange;
•ordinary brokerage transactions and transactions in which the broker or dealer solicits purchasers;
•privately negotiated transactions;
•trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of shares of our Class A Common Stock on the basis of parameters described in such trading plans;
•one or more underwritten offerings on a firm commitment or best efforts basis;
•the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•the settlement of short sales;
•a combination of any of the foregoing methods of sale; and
•any other method permitted by applicable law.
An agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the shares for whom such brokers or dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). A member firm of an exchange on which our Class A Common Stock is traded may be engaged to act as the selling stockholder’s agent in the sale of shares by the selling stockholder.
In connection with distributions of the shares of our Class A Common Stock offered by this prospectus supplement or otherwise, the selling stockholder may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Class A Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Class A Common Stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell our Class A

Common Stock short to effect its hedging transactions and deliver shares of Class A Common Stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of Class A Common Stock to broker-dealers that in turn may sell such shares.
In addition, any shares of our Class A Common Stock covered by this prospectus supplement that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.
The aggregate proceeds to the selling stockholder from the sale of the shares of Class A Common Stock offered by the selling stockholder pursuant to this prospectus supplement will be the purchase price of the shares less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Class A Common Stock to be made directly or through agents.
To the extent required, the shares to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement and the accompanying prospectus.
Each broker-dealer that receives our Class A Common Stock for its own account pursuant to this prospectus supplement must acknowledge that it will deliver the prospectus supplement and the accompanying prospectus in connection with any sale of our Class A Common Stock. If required, this prospectus supplement may be amended or supplemented on a continual basis to describe a specific plan of distribution. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholder, brokers and dealers for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.
In order to comply with the securities laws of some states, if applicable, the shares of Class A Common Stock offered by this prospectus supplement may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with as part of such sale.
The selling stockholder and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include Regulation M, which may limit the timing of purchases and sales of any of our Class A Common Stock by the selling stockholder and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Class A Common Stock to engage in market-making activities with respect to the Class A Common Stock. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
The selling stockholder and any brokers, dealers, agents or others that participate with the selling stockholder in the distribution of the shares offered by this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act. If any selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) and the accompanying prospectus available to the selling stockholder, brokers and dealers for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

There can be no assurance that the selling stockholder will sell any or all of the shares of our Class A Common Stock offered hereby.
We will indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. We may be indemnified by the selling stockholder against certain liabilities, including certain liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus supplement.
Any underwriter, dealers and agents engaged by the selling stockholder may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereunder will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Salt Lake City, Utah.
EXPERTS

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) as of December 31, 2024 incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Recursion Pharmaceuticals, Inc. at December 31, 2023, and for the two years then ended, appearing in Recursion Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Exscientia plc included in Exhibit 99.3 of Recursion Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 3, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of PricewaterhouseCoopers LLP is 3 Forbury Place, 23 Forbury Road, Reading, Berkshire, RG1 3JH, United Kingdom.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, we maintain a website that contains information about us at www.recursion.com. The information found on, or otherwise accessible through, this website is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3ASR, of which this prospectus supplement and the accompanying prospectus forms a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the Company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:
•Our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 28, 2025;
•The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2025 that are specifically incorporated by reference into our Annual Report on Form 10-K;
•Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025 filed on May 5, 2025 and for the quarterly period ended June 30, 2025 filed on August 5, 2025;
•Our Current Reports on Form 8-K filed on March 18, 2025, May 9, 2025, June 10, 2025, June 18, 2025, and July 8, 2025, and Exhibit 99.3 of our Current Report on Form 8-K filed on September 3, 2024, Exhibit 99.4 of our Current Report on Form 8-K filed on November 20, 2024 and Exhibit 99.1 of our Current Report on Form 8-K/A filed on November 27, 2024; and
•The description of our Class A Common Stock contained in the Registration Statement on Form 8-A (File No. 001-40323) filed with the SEC on April 12, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by requesting them in writing or by telephone from us at the following address:
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Attn: Investor Relations
(385) 269-0203
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at http://www.recursion.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or any accompanying prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or any subsequent prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

Recursion Pharmaceuticals, Inc.
Class A Common Stock Preferred Stock Debt Securities Depositary Shares
Warrants Subscription Rights Purchase Contracts Units
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
In addition, the selling stockholders to be named in a supplement to this prospectus may from time to time offer or sell shares of our Class A Common Stock. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. We will not receive any proceeds from the sale of our Class A Common Stock by the selling stockholders.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our Class A Common Stock is listed on the Nasdaq Global Select Market under the symbol “RXRX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 12, 2025.
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TABLE OF CONTENTS
i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, using a “shelf” registration process. Under this shelf registration process, we or the selling stockholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we or the selling stockholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates.
Our business, financial condition, results of operations and prospects may have changed materially since those dates.
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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Recursion Pharmaceuticals, Inc.,” “we,” “our” and “us” refer, collectively, to Recursion Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview
We are a clinical stage TechBio company leading this burgeoning space by decoding biology and chemistry to industrialize drug discovery. Central to our mission is the Recursion Operating System (OS), a platform built across diverse technologies that enables us to map and navigate trillions of biological and chemical relationships within the Recursion Data Universe, one of the world’s largest proprietary biological and chemical datasets. We frame this integration of the physical and digital components as iterative loops of atoms and bits. Scaled
‘wet-lab’ biology and chemistry data built in-house (atoms) are organized into virtuous cycles with ‘dry-lab’ computational tools (bits) to rapidly translate in silico hypotheses into validated insights and novel chemistry. Our focus on mapping and navigating the complexities of biology and chemistry beyond the published literature and in a target-agnostic way differentiates us from other companies in our space and leads us to confront a fundamental cause of failure for the majority of clinical-stage programs: the wrong target is chosen due to an incomplete and reductionist view of biology. Our balanced team of life scientists and computational and technical experts creates an environment where empirical data, statistical rigor and creative thinking are brought to bear on our decisions.

There are three key value drivers at Recursion:
1.An expansive pipeline of internally-developed clinical and preclinical programs focused on genetically- driven rare diseases and oncology with significant unmet need and market opportunities in some cases potentially in excess of $1 billion in annual sales.

2.Transformational partnerships with leading biopharma companies to map and navigate intractable areas of biology, identify novel targets and develop potential new medicines by using advanced computational and data resources.

3.An industry-leading dataset intentionally designed to capitalize on computational tools and accelerate value created through our pipeline, partnerships and technology products.

On November 20, 2024, Recursion completed the acquisition of Exscientia plc (“Exscientia”), a technology- driven clinical stage drug design and development company, committed to creating more effective medicines for patients, faster. As a result of the acquisition, Exscientia became a wholly owned subsidiary of Recursion, creating a vertically-integrated and technology-enabled drug discovery platform.

Corporate Information
Our principal executive office is located at 41 S Rio Grande Street, Salt Lake City, Utah 84101. Our telephone number is (385) 269-0203. Our website is www.recursion.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this report.

The Securities That May Be Offered
We may offer or sell Class A Common Stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination, and the selling stockholders to be named in a supplement to this prospectus may from time to time offer and sell shares of our Class A Common Stock. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale. We will not receive any proceeds from the sale of our Class A Common Stock by the selling stockholders.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Common Stock
We or the selling stockholders may offer shares of our Class A Common Stock, par value $0.00001 per share, either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.

Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.

Depositary Shares
We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.

Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into shares of our Class A Common Stock or other securities.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants
We may offer warrants for the purchase of Class A Common Stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights
We may offer subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K, in “Part II— Item 1A—Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q, and in Item 8.01 in our Current Report on Form 8-K filed with the SEC on September 3, 2024, each of which are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions.
You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward- looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any of the proceeds from the sale of our securities by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of our Class A Common Stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Information about any selling stockholders, where applicable, including their identities and the number of shares of Class A Common Stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post- effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our Class A Common Stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our Class A Common Stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined, which may be sold at a discount below their stated principal amount;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the right, if any, to defer payments of interest and the maximum length of such deferral period;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;
•any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series into our Class A Common Stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.
We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the section titled “—Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described in the section titled “—Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;

•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described in the section titled “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may offer warrants to purchase debt securities, preferred stock, depositary shares or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or Class A Common Stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may offer subscription rights to purchase our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit.
Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We and the selling stockholders may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We or the selling stockholders may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling stockholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and the selling stockholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling stockholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and the selling stockholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Recursion Pharmaceuticals, Inc. appearing in Recursion Pharmaceuticals, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Recursion Pharmaceuticals, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, predecessor independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Recursion Pharmaceuticals, Inc. did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission 2013 framework, because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Exscientia plc included in Exhibit 99.3 of Recursion Pharmaceuticals, Inc.’s Current Report on Form 8-K dated September 3, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.recursion.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•Recursion’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024;
•Recursion’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 filed on May 9, 2024, for the quarter ended June 30, 2024 filed on August 8, 2024, and for the quarter ended September 30, 2024 filed on November 6, 2024;
•Recursion’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024, as supplemented by the Registrant’s Supplement to Definitive Proxy Statement filed on May 24, 2024, that are specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K;
•Recursion’s Current Reports on Form 8-K filed on January 31, 2024, February 7, 2024, April 16, 2024, May 9, 2024, May 24, 2024, June 7, 2024, June 27, 2024, August 6, 2024, August 8, 2024, August 28, 2024, September 3, 2024, November 6, 2024, November 13, 2024, November 13, 2024, November 20, 2024, November 26, 2024, November 27, 2024, December 3, 2024, December 17, 2024; and
•The description of the Registrant’s Class A common stock contained in the Recursion’s Registration Statement on Form 8-A (File No. 001-40323) filed with the Commission on April 12, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Attn: Investor Relations
(385) 269-0203

Recursion Pharmaceuticals, Inc.

Up to 2,397,023 Shares of Class A Common Stock Offered by the Selling Stockholder

PROSPECTUS SUPPLEMENT

August 29, 2025